                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2023 Results
•Net sales $696 million
•Diluted EPS $0.95; adjusted diluted EPS $0.98
•Returned $38 million to shareholders through share repurchases and dividends
•Company reaffirms full year fiscal 2023 outlook1:
◦Net sales of $3.0 billion
◦Adjusted operating income of $350 million
◦Adjusted diluted EPS of $6.15
ATLANTA, April 28, 2023 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its first quarter fiscal 2023 results.
“We exceeded our first quarter sales and earnings objectives,” said Michael D. Casey, Chairman and Chief Executive Officer. “We saw higher than planned demand from some of our largest wholesale customers eager to receive our new Spring product offerings in preparation for the shift to warmer weather outfitting. Our retail and international sales were in line with our plans.
“On-time deliveries of our product offerings sourced from Asia improved to the best performance we have experienced since the pandemic began and enabled us to support earlier than planned demand.
“As expected, our first quarter sales and earnings were lower than last year. Historic inflation began to meaningfully weigh on families with young children and their demand for our brands last year.
“To mitigate the effects of lower consumer demand, we have focused on reducing discretionary spending and improving price realization, largely driven through better inventory management. As a result, earnings and cash flow from operations exceeded our expectations in the first quarter.
“Given a good start to the year, we are reaffirming our previous guidance for sales and earnings for 2023. With time, we expect inflation will decrease to more acceptable levels, the burden of lower real wages affecting families with young children will moderate, and demand for our brands will improve.
1 Refer to “Business Outlook” section of this release for additional information regarding reconciliations of forward-looking non-GAAP financial measures.

“Carter’s is the best-selling brand in young children’s apparel with unparalleled market share and distribution capabilities. We believe our multi-brand, multi-channel business model, and leading market position in essential core products will enable Carter’s to benefit from the market recovery in the years ahead.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these non-GAAP financial measurements provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures. Adjustments made to Q1 fiscal 2023 results reflect costs related to organizational restructuring. There were no adjustments to Q1 fiscal 2022 results.

	Fiscal Quarter Ended
	April 1, 2023				April 2, 2022
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$56.4	8.1%	$36.0	$0.95	$102.6	13.1%	$67.9	$1.66
Organizational restructuring	1.2		0.9	0.03	—		—	—
As adjusted	$57.5	8.3%	$36.9	$0.98	$102.6	13.1%	$67.9	$1.66
Note: Results may not be additive due to rounding.

Consolidated Results
First Quarter of Fiscal 2023 compared to First Quarter of Fiscal 2022
Net sales decreased $85.4 million, or 10.9%, to $695.9 million, compared to $781.3 million in the first quarter of fiscal 2022. Macroeconomic factors, including inflation, drove lower demand from consumers and wholesale customers. U.S. Retail comparable net sales declined 12.9%. Changes in foreign currency exchange rates used for translation in the first quarter fiscal 2023, as compared to the first quarter of fiscal 2022, had an unfavorable effect on consolidated net sales of approximately $2.2 million, or 0.3%.
Operating income decreased $46.3 million, or 45.1%, to $56.4 million, compared to $102.6 million in the first quarter of fiscal 2022. Operating margin decreased to 8.1%, compared to 13.1% in the prior year period, principally due to fixed cost deleverage on lower sales, channel mix of sales, and higher inbound freight costs, partly offset by lower air freight expenses.
Adjusted operating income (a non-GAAP measure) decreased $45.1 million, or 44.0%, to $57.5 million, compared to $102.6 million in the first quarter of fiscal 2022. Adjusted operating margin was 8.3%, compared to 13.1% in the prior year period, principally due to the factors discussed above.

Net income decreased $31.9 million to $36.0 million, or $0.95 per diluted share, compared to $67.9 million, or $1.66 per diluted share, in the first quarter of fiscal 2022.
Adjusted net income (a non-GAAP measure) decreased $31.1 million to $36.9 million, compared to $67.9 million in the first quarter of fiscal 2022. Adjusted earnings per diluted share (a non-GAAP measure) was $0.98, compared to $1.66 in the first quarter of fiscal 2022.
Net cash provided by operations in the first quarter of fiscal 2023 was $42.2 million, compared to net cash used in operations of $163.8 million in the prior year period. The improved operating cash flow principally reflects favorable changes in working capital, including the reduction in inventories, and lower payments of performance-based compensation, partially offset by decreased net income.
See the “Business Segment Results” and “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital Activity
In the first quarter of fiscal 2023, the Company returned a total of $38.1 million to shareholders through share repurchases and cash dividends as described below.
•Share repurchases: During the first quarter, the Company repurchased and retired approximately 136 thousand shares of its common stock for $9.6 million at an average price of $70.55 per share. Fiscal year-to-date through April 27, 2023, the Company repurchased and retired approximately 272 thousand shares for $19.2 million at an average price of $70.54 per share. As of April 27, 2023, the total remaining capacity under the Company’s previously-announced repurchase authorizations was approximately $730 million.
•Dividends: In the first quarter, the Company paid a cash dividend of $0.75 per common share totaling $28.5 million. Future payments of quarterly dividends will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2023 Business Outlook
We do not reconcile forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations that are not within our control due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
For the second quarter of fiscal 2023, the Company expects approximately:

•$590 million to $605 million in net sales (compared to $700.7 million in the second quarter of fiscal 2022);
•$30 million to $35 million in adjusted operating income (compared to $75.4 million in the second quarter of fiscal 2022); and
•$0.40 to $0.50 in adjusted diluted earnings per share (compared to $1.30 in the second quarter of fiscal 2022).
Our forecast for the second quarter of fiscal 2023 assumes:
•Shift of previously planned U.S. Wholesale demand from the second quarter to the first quarter of 2023;
•Continued inflationary pressure on consumer demand;
•Improved gross margin, reflecting lower inventory-related costs and lower inbound freight costs;
•Comparable SG&A;
•Higher interest expense and tax rate; and
•Lower shares outstanding.
For fiscal year 2023, the Company is reaffirming its prior guidance and projects approximately:
•$3.0 billion in net sales (compared to $3,212.7 million in fiscal 2022);
•$350 million in adjusted operating income (compared to $388.2 million in fiscal 2022);
•$6.15 in adjusted diluted earnings per share (compared to $6.90 in fiscal 2022);
•Operating cash flow of over $300 million; and
•Capital expenditures of approximately $75 million.
Our forecast for fiscal year 2023 assumes:
•Improvement in demand trend as inflation moderates;
•Gross margin expansion, driven by lower transportation costs, improved price realization, and favorable changes in channel mix;
•Comparable SG&A;
•Higher interest expense and tax rate; and
•Lower shares outstanding.
Our adjusted operating income and diluted earnings per share outlooks for fiscal year 2023 exclude a pre-tax net charge of $1.2 million related to organizational restructuring recorded in the first fiscal quarter.
Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2023 results and its business outlook on April 28, 2023 at 8:30 a.m. Eastern Daylight Time. To listen to a live webcast and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” To access the call by phone, please preregister on https://register.vevent.com/register/BI8a4d7c8d0bba49e3ac509567ccbd80ce to receive your dial-in number and unique passcode.

A webcast replay will be available shortly after the conclusion of the call at ir.carters.com.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer of young children’s apparel in North America. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Little Planet, a brand focused on organic fabrics and sustainable materials, and Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
Statements contained in this press release that are not historical fact and use predictive words such as “estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this press release. These risks and uncertainties include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: the continuing effects of the novel coronavirus (COVID-19) pandemic; macroeconomic factors, including inflationary pressures; the impact of supply chain delays; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain, including increased transportation and freight costs; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; changes in our tax obligations, including additional customs, duties or tariffs; our ability to achieve our forecasted financial results for the fiscal year; our continued ability to declare and pay a dividend and conduct share repurchases in future periods; our planned opening and closing of stores during the fiscal year; and other risks detailed in the Company’s periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Net sales	$695,880	$781,284
Cost of goods sold	386,413	426,242
Gross profit	309,467	355,042
Royalty income, net	6,519	7,474
Selling, general, and administrative expenses	259,632	259,893
Operating income	56,354	102,623
Interest expense	9,644	15,132
Interest income	(700)	(338)
Other income, net	(258)	(512)
Income before income taxes	47,668	88,341
Income tax provision	11,672	20,408
Net income	$35,996	$67,933

Basic net income per common share	$0.95	$1.66
Diluted net income per common share	$0.95	$1.66
Dividend declared and paid per common share	$0.75	$0.75

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 1, 2023	% of Consolidated Net Sales	April 2, 2022	% of Consolidated Net Sales
Net sales:
U.S. Retail	$323,721	46.5%	$366,358	46.9%
U.S. Wholesale	279,990	40.3%	307,301	39.3%
International	92,169	13.2%	107,625	13.8%
Consolidated net sales	$695,880	100.0%	$781,284	100.0%

Operating income:		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$26,939	8.3%	$49,994	13.6%
U.S. Wholesale	52,092	18.6%	60,506	19.7%
International	3,124	3.4%	10,388	9.7%
Corporate expenses(*)	(25,801)	n/a	(18,265)	n/a
Consolidated operating income	$56,354	8.1%	$102,623	13.1%

(*)Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

	Fiscal Quarter Ended April 1, 2023
(dollars in millions)	U.S. Retail	U.S. Wholesale	International
Organizational restructuring(*)	$(0.8)	$(0.5)	$(0.1)

(*)Relates to gains for organizational restructuring and related corporate office lease amendment actions. Additionally, the first fiscal quarter ended April 1, 2023 includes a corporate charge of $2.4 million related to organizational restructuring and related corporate office lease amendment actions.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	April 1, 2023	December 31, 2022	April 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$157,685	$211,748	$702,266
Accounts receivable, net of allowance for credit losses of $7,425, $7,189, and $5,766, respectively	223,939	198,587	265,694
Finished goods inventories, net of inventory reserves of $18,076, $19,268, and $11,307, respectively	613,921	744,573	679,729
Prepaid expenses and other current assets (*)	47,173	33,812	51,186
Total current assets	1,042,718	1,188,720	1,698,875
Property, plant, and equipment, net of accumulated depreciation of $577,183, $569,528, and $536,580, respectively	180,383	189,822	197,515
Operating lease assets	494,969	492,335	469,354
Tradenames, net	298,331	298,393	307,581
Goodwill	209,601	209,333	212,518
Customer relationships, net	29,801	30,564	33,151
Other assets	27,524	30,548	29,084
Total assets	$2,283,327	$2,439,715	$2,948,078

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$180,181	$264,078	$284,034
Current portion of long-term debt, net	—	—	495,743
Current operating lease liabilities (*)	139,350	142,432	133,620
Other current liabilities	91,104	122,439	111,078
Total current liabilities	410,635	528,949	1,024,475

Long-term debt, net	576,803	616,624	496,104
Deferred income taxes	46,090	41,235	48,450
Long-term operating lease liabilities	417,012	421,741	419,493
Other long-term liabilities	34,894	34,757	44,266
Total liabilities	$1,485,434	$1,643,306	$2,032,788

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $0.01 per share; 100,000 shares authorized; none issued or outstanding at April 1, 2023, December 31, 2022, and April 2, 2022	$—	$—	$—
Common stock, voting; par value $0.01 per share; 150,000,000 shares authorized; 37,799,251, 37,692,132, and 40,555,922 shares issued and outstanding at April 1, 2023, December 31, 2022, and April 2, 2022, respectively	378	377	406
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(30,412)	(34,338)	(26,115)
Retained earnings	827,927	830,370	940,999
Total stockholders' equity	797,893	796,409	915,290
Total liabilities and stockholders' equity	$2,283,327	$2,439,715	$2,948,078
(*) Prepaid expense and other current assets and Current operating lease liabilities as of April 2, 2022 were revised to reflect the presentation for payments of rent before payment due date of $13 million.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$35,996	$67,933
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant, and equipment	14,799	13,282
Amortization of intangible assets	939	932
Recoveries of excess and obsolete inventory, net	(1,256)	(3,109)
Gain on partial termination of corporate lease	(4,366)	—
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	2,632	190
Amortization of debt issuance costs	393	787
Stock-based compensation expense	4,343	5,859
Unrealized foreign currency exchange gain, net	(240)	(189)
Provisions for (recoveries of) doubtful accounts receivable from customers	235	(1,513)
Unrealized (gain) loss on investments	(433)	935
Deferred income taxes	5,031	7,759
Effect of changes in operating assets and liabilities:
Accounts receivable	(24,944)	(32,484)
Finished goods inventories	134,147	(27,720)
Prepaid expenses and other assets (1)	(12,678)	(42)
Accounts payable and other liabilities (1)	(112,401)	(196,427)
Net cash provided by (used in) operating activities	$42,197	$(163,807)

Cash flows from investing activities:
Capital expenditures	$(13,827)	$(7,652)
Net cash used in investing activities	$(13,827)	$(7,652)

Cash flows from financing activities:
Payment of debt issuance costs	$—	$(3)
Payments on secured revolving credit facility	(40,000)	—
Repurchases of common stock	(9,586)	(74,496)
Dividends paid	(28,483)	(30,573)
Withholdings from vesting of restricted stock	(4,776)	(6,623)
Proceeds from exercises of stock options	83	222
Net cash used in financing activities	$(82,762)	$(111,473)

Net effect of exchange rate changes on cash and cash equivalents	329	904
Net decrease in cash and cash equivalents	$(54,063)	$(282,028)
Cash and cash equivalents, beginning of period	211,748	984,294
Cash and cash equivalents, end of period	$157,685	$702,266
(1) Cash flows for the fiscal quarter April 2, 2022 were revised to reflect the presentation for payments of rent before payment due date of $13 million.

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended April 1, 2023
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$309.5	44.5%	$259.6	37.3%	$56.4	8.1%	$11.7	$36.0	0.95
Organizational restructuring (b)	—		(1.2)		1.2		0.3	0.9	0.03
As adjusted (a)	$309.5	44.5%	$258.5	37.1%	$57.5	8.3%	$12.0	$36.9	$0.98

	Fiscal Quarter Ended July 2, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$331.2	47.3%	$261.4	37.3%	$75.4	10.8%	$10.1	$37.0	$0.93
Loss on extinguishment of debt (c)	—		—		—		4.8	15.2	0.38
As adjusted (a)	$331.2	47.3%	$261.4	37.3%	$75.4	10.8%	$14.9	$52.1	$1.30

	Fiscal Year Ended December 31, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,472.4	45.8%	$1,110.0	34.6%	$379.2	11.8%	$66.7	$250.0	$6.34
Intangible asset impairment (d)	—		—		9.0		2.1	6.9	0.17
Loss on extinguishment of debt (c)	—		—		—		4.8	15.2	0.38
As adjusted (a)	$1,472.4	45.8%	$1,110.0	34.6%	$388.2	12.1%	$73.6	$272.0	$6.90

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, income taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above. The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance. The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP. The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Net expenses related to organizational restructuring and related corporate office lease amendment actions.
(c)Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(d)Related to the write-down of the Skip Hop tradename asset.

Note: No adjustments were made to GAAP results in the first quarter of fiscal 2022. Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	37,104,527	40,270,895
Dilutive effect of equity awards	8,063	77,437
Diluted number of common and common equivalent shares outstanding	37,112,590	40,348,332
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$35,996	$67,933
Income allocated to participating securities	(576)	(921)
Net income available to common shareholders	$35,420	$67,012
Basic net income per common share	$0.95	$1.66
Diluted net income per common share:
Net income	$35,996	$67,933
Income allocated to participating securities	(576)	(920)
Net income available to common shareholders	$35,420	$67,013
Diluted net income per common share	$0.95	$1.66
As adjusted (a):
Basic net income per common share:
Net income	$36,879	$67,933
Income allocated to participating securities	(592)	(921)
Net income available to common shareholders	$36,287	$67,012
Basic net income per common share	$0.98	$1.66
Diluted net income per common share:
Net income	$36,879	$67,933
Income allocated to participating securities	(592)	(920)
Net income available to common shareholders	$36,287	$67,013
Diluted net income per common share	$0.98	$1.66

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.9 million in after-tax expenses from these results for the fiscal quarter ended April 1, 2023.

Note: Results may not be additive due to rounding.

RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	April 1, 2023	April 2, 2022	April 1, 2023
Net income	$36.0	$67.9	$218.1
Interest expense	9.6	15.1	37.3
Interest income	(0.7)	(0.3)	(1.6)
Income tax provision	11.7	20.4	58.0
Depreciation and amortization	15.7	14.2	66.8
EBITDA	$72.4	$117.3	$378.5

Adjustments to EBITDA
Organizational restructuring (a)	$1.2	$—	$1.2
Loss on extinguishment of debt (b)	—	—	19.9
Intangible asset impairment (c)	—	—	9.0
Total adjustments	1.2	—	30.1
Adjusted EBITDA	$73.5	$117.3	$408.6

(a)    Net expenses related to organizational restructuring and related corporate office lease amendment actions.
(b)    Related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022 that were previously issued by a wholly-owned subsidiary of the Company.
(c)    Related to the write-down of the Skip Hop tradename asset.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (c) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter ended April 1, 2023:

	Fiscal Quarter Ended
	Reported Net Sales April 1, 2023	Impact of Foreign Currency Translation	Constant-Currency Net Sales April 1, 2023	Reported Net Sales April 2, 2022	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$695.9	$(2.2)	$698.0	$781.3	(10.9)%	(10.7)%
International segment net sales	$92.2	$(2.2)	$94.3	$107.6	(14.4)%	(12.3)%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.